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                                                                    EXHIBIT 99.1

                                                              [LOGO OF CAPTARIS]


FOR IMMEDIATE RELEASE

For more information, please contact:

Michele Reid                                Wayne Hickey
Captaris, Inc.                              MWW Savitt
Tel: 425-825-3479                           Tel: 206-505-8384
Fax: 425-820-4229                           Fax: 206-689-8508
Email: MicheleReid@Captaris.com             Email: whickey@mww.com
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       AVT Corporation Announces Availability of Mobile Wireless Product
                      Line and Launches New Company Brand
Captaris, Inc. to Become New Corporate Identity for Leading Provider of Unified
                 Communications and Mobile Business Solutions


KIRKLAND, Wash. - April 2, 2001 - AVT Corporation (Nasdaq: AVTC), a leading provider of unified communications and mobile business solutions, today launched the next-generation of its Infinite mobile wireless software product line, which allows users to access corporate messaging and business data from internet-enabled mobile phones and wireless devices. The company also announced a rebranding effort designed to better reflect the company's strategy and its extended reach into the growing mobile wireless market. Known for over 19 years as an innovator in unified communications, AVT Corporation changed the company name to Captaris, Inc. As of April 9, 2001, its NASDAQ trading symbol will become CAPA.

"Today's on-schedule launch is the next step in our previously announced business strategy and emphasizes our continued commitment to aggressively expand our presence in the mobile wireless market," said David Anastasi, president and CEO of Captaris.
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"We are proud to deliver a set of powerful applications that can extend companies' information infrastructure to mobile wireless devices and complement the Captaris core business offerings. Additionally, we believe our rebranding efforts and investment in building the Captaris brand can provide an image and identity that will support our long-term growth plans."

Specific to the company's mobile wireless initiative, a recent study by Wirthlin Worldwide revealed that 78 percent of Fortune 1000 executives plan to make a corporate investment in wireless applications over the next 18 to 24 months.
The study also showed dramatic increases in the deployment of new wireless devices among businesses, continued growth of the mobile workforce, and strong demand by business workers for access to email and other critical corporate data while away from the office. With this latest announcement of new mobile wireless applications branded under the Infinite product line, Captaris is well positioned to capitalize on this market opportunity and to give its customers increased control over critical business information from any location.

Infinite Mobile Delivery Server, which will be generally available within the next 45 days, extends the user's desktop by making traditional applications and information accessible to mobile workers via wireless, internet-enabled mobile phones and devices. Specifically, Infinite Mobile Delivery Server provides the following functionality:

 .   Extends the reach of corporate email and groupware systems, allowing users to access email, voicemail, faxes, personal calendars, task lists and contact databases from internet-enabled mobile phones and wireless PDAs (personal digital assistants).

 .   Extends the range of valuable databases and productivity tools by wirelessly enabling mission critical applications including CRM (customer relationship management), ERP (enterprise resource planning), and others.

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 .   Incorporates a voice component which, in addition to reading and responding to email messages in text, allows users to listen to email messages using text-to-speech conversion and respond to email messages with a voice message.


Infinite Mobile Delivery Server is designed to build upon and enhance existing Infinite mobile wireless offerings. Infinite mobile wireless solutions are currently in use at commercial sites including BT Internet (UK), BT Cellnet
(UK), Swisscom (Switzerland), KPN (Netherlands), Atos (France), AT&T (US), Telstra (Australia), SmartTone (Hong Kong), Mviva (UK), and Optimus (Portugal).

"Companies have made substantial investments in information systems. Traditionally, that information has only been accessible by employees in the office," said Joseph A. Staples, executive vice president of emerging technology and corporate marketing for Captaris. "The key to an effective mobile workforce is the freedom to work at any time, from any location with the same flexible access and control of information that is available in a traditional office setting. The Captaris Infinite Mobile Delivery product line extends and adds value to a company's existing and future technology investments."

In support of the mobile wireless product launch, as well as the other established product lines such as RightFax, CallXpress and MediaLinq, the company's rebranding as Captaris, Inc. is designed to reflect a new image that builds on the strength and legacy of the company while signaling a shift into the emerging mobile wireless market. With branding being a key component to any successful business strategy, the company will build equity around the Captaris name and its tagline, "Business Within Your Reach."

"Putting business within the reach of our customers is what Captaris is all about," added Staples. "Whether you're talking about our unified messaging products, our network and broadcast fax products and services or our mobile offerings, our entire value proposition is that we allow users the freedom to do business and access business information how and when they want."

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About Captaris, Inc.

Captaris is a leading provider of unified communications and mobile business solutions that allow companies to improve business communications with customers, partners and employees. The company provides access to and control of critical business information from almost any communications device and enhances communications workflow by improving the way in which company stakeholders exchange information.

The company specializes in developing and marketing its CallXpress unified messaging solution, its RightFax fax and communications servers, its MediaLinq electronic document delivery services, and its Infinite Mobile Delivery product lines. Captaris has more than 75,000 systems installed, and over 1million users worldwide, with 80 percent of Fortune 100 companies using the company's award winning products and services.

Captaris is headquartered in Kirkland, WA and has main offices in Tucson, AZ.; Portland, OR; San Francisco, CA; and Owings Mills, MD. In addition, Captaris has sales and support offices in the United Kingdom, Germany, Hong Kong, and Dubai. The company was founded in 1982 and is publicly traded on the Nasdaq National Market. The trading symbol on the Nasdaq National Market will change on April 9, 2001, from "AVTC" to "CAPA". Captaris maintains a site on the World Wide Web at www.captaris.com.

Certain statements in this press release are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all passages containing verbs such as "aims," "anticipates," "believes," "estimates," "expects," "intends," "plans," "predicts," "projects" or "targets" or nouns corresponding to such verbs. Forward-looking statements also include any other passages that are primarily relevant to expected future events or that can only be evaluated by events that will occur in the future. Forward-looking statements are based on the opinions and estimates of the management at the time the statements are made and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. Factors that could affect Captaris' actual results include, among others, the potential failure to maintain and expand Captaris' network of dealers and resellers or to establish and maintain strategic relationships, inability to integrate recent and future acquisitions, inability to develop new products or product enhancements on a timely basis, inability to protect our proprietary rights or to operate without infringing the patents and proprietary rights of others, and quarterly and seasonal fluctuations in operating results. More information about factors that potentially could affect Captaris' financial results is included in Captaris' Form 10-Q for the fiscal quarter ended September 30, 2000 filed with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance upon these forward-looking statements that speak only as to the date of this release. Except as required by law, Captaris undertakes no obligation to update any forward-looking or other statements in this press release, whether as a result of new information, future events or otherwise.

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